                                                                    Exhibit 25.1

                                    Form T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                          13-5160382
         (State of incorporation                              (I. R. S. employer
      if not a U. S. national bank)                          identification no.)

      One Wall Street, New York, NY                                 10286
(Address of principal executive offices)                          (Zip code)

                            Ainsworth Lumber Co. Ltd.
               (Exact name of obligor as specified in its charter)

            British Columbia                                      98-0441677
     (State or other jurisdiction of                          (I. R. S. employer
     incorporation or organization)                          identification no.)

                              1055 Dunsmuir Street
                           Vancouver, British Columbia
                                 Canada V7X 1L3
                                 (604) 661-3200

                  Senior Floating Rate Notes due April 1, 2013
                       (Title of the indenture securities)

1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Name                                               Address

     Superintendent of Banks of the State               2 Rector Street, N.Y.,
     New York, NY                                       NY 10006, and Albany,
                                                        12203

     Federal Reserve Bank of New York                   33 Liberty Plaza, N. Y.,
                                                        NY 10045

     Federal Deposit Insurance Corporation              Washington, DC 20429

     New York Clearing House Association                New York, NY 10005

     (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

16.  List of Exhibits.

     EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C. F. R.
     229.10 (D).

          1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

          4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)


          6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement
               No. 33-44051.)



          7. A copy of the latest consolidated report of condition of the Trustee.

                                    SIGNATURE


     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE BANK OF NEW YORK, A NEW YORK BANKING CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THE 28th DAY OF JUNE, 2006.


                                        THE BANK OF NEW YORK, AS TRUSTEE



                                        BY: /s/  Lesley Daley
                                            ------------------------------------
                                            Name:  Lesley Daley
                                            Title: Assistant Treasurer

                                                                       EXHIBIT 7

                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


ASSETS                                                   Dollar Amounts
                                                           In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
   and coin.........................................      $   3,230,000
  Interest-bearing balances.........................          6,440,000
Securities:

   Held-to-maturity securities......................          2,165,000
   Available-for-sale securities....................         22,631,000
Federal funds sold and securities purchased
   under agreements to resell
   Federal funds sold in domestic offices...........          2,955,000
   Securities purchased under agreements to
   resell...........................................            315,000
Loans and lease financing receivables:
   Loans and leases held for sale ..................                  0
   Loans and leases, net of unearned
      income........................................         32,983,000
   LESS: Allowance for loan and
      lease losses..................................            415,000
   Loans and leases, net of unearned
      income and allowance..........................         32,568,000
Trading assets......................................          6,861,000
Premises and fixed assets (including
   capitalized leases)..............................            828,000
Other real estate owned.............................                  0
Investments in unconsolidated subsidiaries
   and associated companies.........................            298,000
Not applicable
Intangible assets:
   Goodwill.........................................          2,148,000
   Other intangible assets..........................            760,000
Other assets........................................          6,551,000
                                                          -------------
Total assets........................................      $  87,750,000
                                                          =============

LIABILITIES
Deposits:
   In domestic offices..............................      $  35,956,000
   Noninterest-bearing..............................         16,637,000
   Interest-bearing.................................         19,319,000
   In foreign offices, Edge and Agreement
      subsidiaries, and IBFs........................         30,215,000
   Noninterest-bearing..............................            578,000
   Interest-bearing.................................         29,637,000
Federal funds purchased and securities sold
      under agreements to repurchase
   Federal funds purchased in domestic
     offices........................................            825,000
   Securities sold under agreements to
     repurchase.....................................            123,000
Trading liabilities.................................          2,509,000
Other borrowed money:
    (includes mortgage indebtedness and
    obligations under capitalized leases)...........          1,890,000
Not applicable
Not applicable
Subordinated notes and debentures...................          1,955,000
Other liabilities...................................          5,573,000
                                                          -------------
Total liabilities...................................      $  79,046,000
                                                          =============

Minority interest in consolidated
     subsidiaries...................................            151,000

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus..........................................                  0
Common stock........................................          1,135,000
Surplus (exclude all surplus related to
   preferred stock).................................          2,107,000
Retained earnings...................................          5,487,000
Accumulated other comprehensive income..............           -176,000
Other equity capital components.....................                  0
Total equity capital................................          8,553,000
                                                          -------------
Total liabilities, minority interest, and equity
   capital..........................................      $  87,750,000
                                                          =============

      I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                               Thomas J. Mastro,
                                        Executive Vice President and Comptroller

      We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi                                         Directors
Gerald L. Hassell